      As filed with the Securities and Exchange Commission on July 28,1995

                                                   Registration No. 33 - ______

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               THE LTV CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                              331                       75-1070950
(State or other jurisdiction of      (Primary standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)      Identification No.)

                             25 West Prospect Avenue
                              Cleveland, Ohio 44115
                                  (216)622-5000
   (Address and telephone number of registrant's principal executive offices)

                               THE LTV CORPORATION
    NON-QUALIFIED STOCK OPTION PLAN FOR CERTAIN KEY EXECUTIVES OF CONTINENTAL
                                 EMSCO COMPANY
                            (Full title of the plan)

                             Glenn J. Moran, Esquire
              Senior Vice President, General Counsel and Secretary
                               The LTV Corporation
                             25 West Prospect Avenue
                              Cleveland, Ohio 44115
                                  (216)622-5000
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
                                                                Proposed     Proposed
                                                                maximum      maximum
                                              Amount            offering     aggregate      Amount of
Title of each class of                        to be             price per    offering     registration
Securities to be registered                   registered(1)     share        price           fee
- ------------------------------------------------------------------------------------------------------
Common Stock, par value $0.50 per share           75,000         $15.375     $1,153,125     $397.63

- ------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The LTV Corporation ("LTV" or the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994;

         (3) The description of the Company's Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description; and

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock will be passed upon for the Company by Glenn J. Moran, Senior Vice President, General Counsel and Secretary of the Company.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article Eighth ("Article Eighth") of LTV's Certificate of Incorporation (the "LTV Certificate") limits the scope of personal liability of LTV's directors to LTV or its stockholders for monetary damages for breach of fiduciary duty as a director and defines the rights of LTV directors and officers to indemnification by LTV in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Set forth below is a description of Article Eighth.


Elimination of Liability in Certain Circumstances; Indemnification and
Insurance

         The Delaware General Corporation Law (the "GCL") empowers LTV to indemnify subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of LTV or is or was serving as such with respect to another corporation or other entity at the request of LTV. Article Eighth of the LTV Certificate requires LTV to indemnify directors and officers, or any other person with such right as may be determined by LTV, to the fullest extent permitted by the GCL.

         In addition, the GCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Article Eighth of the LTV Certificate limits the liability of the directors to LTV or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the GCL. Specifically, directors of LTV will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except, as provided in the GCL, for liability (a) for any breach of the director's duty of loyalty to LTV or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

         The directors and officers of LTV, and certain other employees or agents as determined by LTV, are covered by insurance, indemnifying them against certain civil liabilities, including liabilities under the Federal securities laws, which might be incurred by them in such capacity.

         The directors and officers of LTV and other employees or agents of LTV are also covered by insurance indemnifying them against liabilities relating to a breach of fiduciary duties imposed by the Employee Retirement Income Security Act of 1974.


                                    EXHIBITS

         The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No,                                              Exhibit
- -------                                            -------
  4.1           Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration
                Statement on Form S-1 (Registration No. 33-50217))

  4.2           By-Laws (incorporated by reference to Exhibit (28)(a)-(3) to the Company's Annual Report on Form 10-K for
                the year ended December 31, 1992)

  4.3           The LTV Corporation Non-Qualified Stock Option Plan For Certain Key Employees of Continental Emsco Company

  4.4           Form of Option Agreement

  5             Opinion of Glenn J. Moran (legality)

  23(a)         Consent of Ernst & Young LLP, independent auditors

  23(b)         Consent of Glenn J. Moran (included in Exhibit 5)

  25            Powers of Attorney (included on page 5)


                                  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or the Delaware General Corporation Law, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 28th day of July 1995.


                                        THE LTV CORPORATION



                                        By: /s/ DAVID H. HOAG
                                            ----------------------------------
                                                DAVID H. HOAG
                                                CHAIRMAN, PRESIDENT, CHIEF
                                                EXECUTIVE OFFICER AND DIRECTOR



                               POWER OF ATTORNEY

         We, the undersigned directors and officers of The LTV Corporation and each of us, do hereby constitute and appoint Arthur W. Huge and Glenn J. Moran, or either of them, our true and lawful attorneys and agents, each with the power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                             Title                                  Date
         ---------                                             -----                                  ----
/s/ DAVID H. HOAG                                Chairman, President, Chief                   July 28, 1995
- ----------------------------------               Executive Officer and Director
   (David H. Hoag)                               (Principal Executive Officer)




/s/ ARTHUR W. HUGE                               Senior Vice President,                       July 28, 1995
- ----------------------------------               Chief Financial Officer
   (Arthur W. Huge)                              (Principal Financial Officer and
                                                  Principal Accounting Officer)


         Signature                                  Title                                             Date
         ---------                                  -----                                             ----
/s/ EDGAR L. BALL                                Director                                     July 28, 1995
- ----------------------------------
   (Edgar L. Ball)



/s/ DR. COLIN C. BLAYDON                         Director                                     July 28, 1995
- ----------------------------------
   (Dr. Colin C. Blaydon)



/s/ WILLIAM H. BRICKER                           Director                                     July 28, 1995
- ----------------------------------
   (William H. Bricker)



/s/ JOHN C. EVANS                                Director                                     July 28, 1995
- ----------------------------------
   (John C. Evans)



/s/ JOHN E. JACOB                                Director                                     July 28, l995
- ----------------------------------
   (John E. Jacob)



/s/ EDWARD C. JOULLIAN, III                      Director                                     July 28, 1995
- ----------------------------------
   (Edward C. Joullian, III)



/s/ M. THOMAS MOORE                              Director                                     July 28, 1995
- ----------------------------------
   (M. Thomas Moore)



/s/ HAROLD A. POLING                             Director                                     July 28, 1995
- ----------------------------------
   (Harold A. Poling)



/s/ VINCENT A. SARNI                             Director                                     July 28, 1995
- ----------------------------------
   (Vincent A. Sarni)

         Signature                                  Title                                             Date
         ---------                                  -----                                             ----
/s/ SAMUEL K. SKINNER                            Director                                     July 28, 1995
- ----------------------------------
   (Samuel K. Skinner)



/s/ DR. PAUL G. STERN                            Director                                     July 28, 1995
- ----------------------------------
   (Dr. Paul G. Stern)



/s/ STEPHEN B. TIMBERS                           Director                                     July 28, 1995
- ----------------------------------
   (Stephen B. Timbers)



/s/ FARAH M. WALTERS                             Director                                     July 28, 1995
- ----------------------------------
   (Farah M. Walters)





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